UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

                                                                             Delaware                             1-33146                         20-4536774
                                                                (State or other jurisdiction      (Commission File Number)     (IRS Employer
                                                                          of incorporation)                                                           Identification No.)

601 Jefferson Street
Suite 3400

Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events.

On June 8, 2010, KBR announced that its initiated a Board of Directors authorized program to repurchase up to ten million of its outstanding common shares. The shares may be repurchased from time to time in the open market or through privately negotiated transactions at the company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The company has entered into a plan with an agent to conduct a designated portion of the repurchase program in accordance with Rules 10b-18 and 10b5-1 under the Securities Exchange Act of 1934.

The share repurchase program will be funded through the company’s current cash position. As of May 28, 2010, KBR had approximately 160 million shares outstanding.

ITEM 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press Release dated June 8, 2010, entitled “KBR Announces Share Repurchase Program.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: June 9, 2010	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law